                                                                    EXHIBIT 99.1














                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG


                       CYPRESS SEMICONDUCTOR CORPORATION,

                           CE ACQUISITION CORPORATION

                                       AND

                                GALVANTECH, INC.

                          Dated as of January 10, 2000




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                                TABLE OF CONTENTS



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ARTICLE I THE MERGER..................................................................................................2

         1.1      The Merger..........................................................................................2
         1.2      Effective Time......................................................................................2
         1.3      Effect of the Merger................................................................................2
         1.4      Articles of Incorporation; Bylaws...................................................................2
         1.5      Directors and Officers..............................................................................3
         1.6      Merger Consideration................................................................................3
         1.7      Dissenting Shares for Holders of Company Capital Stock..............................................7
         1.8      Surrender of Certificates...........................................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................10

         2.1      Organization of the Company........................................................................10
         2.2      Company Capital Structure..........................................................................10
         2.3      Subsidiaries.......................................................................................11
         2.4      Authority..........................................................................................11
         2.5      Company Financial Statements.......................................................................12
         2.6      No Undisclosed Liabilities.........................................................................13
         2.7      No Changes.........................................................................................13
         2.8      Tax and Other Returns and Reports..................................................................14
         2.9      Restrictions on Business Activities................................................................16
         2.10     Title to Properties; Absence of Liens and Encumbrances.............................................16
         2.11     Intellectual Property..............................................................................16
         2.12     Agreements, Contracts and Commitments..............................................................21
         2.13     Interested Party Transactions......................................................................23
         2.14     Compliance with Laws...............................................................................23
         2.15     Litigation.........................................................................................23
         2.16     Insurance..........................................................................................23
         2.17     Minute Books.......................................................................................24
         2.18     Environmental Matters..............................................................................24
         2.19     Brokers' and Finders' Fees; Third Party Expenses...................................................25
         2.20     Employee Matters and Benefit Plans.................................................................25
         2.21     Representations Complete...........................................................................29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................................................29

         3.1      Organization, Standing and Power...................................................................29
         3.2      Authority..........................................................................................29
         3.3      Capital Structure..................................................................................30
         3.4      SEC Documents; Parent Financial Statements.........................................................31
         3.5      No Material Adverse Change.........................................................................31
         3.6      Litigation.........................................................................................31
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                                TABLE OF CONTENTS
                                   (CONTINUED)



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         3.7      Information Supplied...............................................................................31

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................32

         4.1      Conduct of Business of the Company.................................................................32
         4.2      No Solicitation....................................................................................35

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................35

         5.1      Fairness Hearing; Shareholder Approval.............................................................35
         5.2      Restrictions on Transfer...........................................................................36
         5.3      Access to Information..............................................................................36
         5.4      Confidentiality....................................................................................37
         5.5      Expenses...........................................................................................37
         5.6      Public Disclosure..................................................................................37
         5.7      Consents...........................................................................................37
         5.8      FIRPTA Compliance..................................................................................37
         5.9      Reasonable Efforts.................................................................................37
         5.10     Notification of Certain Matters....................................................................38
         5.11     Pooling Accounting.................................................................................38
         5.12     Affiliate Agreements...............................................................................38
         5.13     Employee Compensation..............................................................................38
         5.14     New York Stock Exchange Listing....................................................................39
         5.15     Regulatory Filings; Reasonable Efforts.............................................................39
         5.16     Non-Competition Agreements.........................................................................39
         5.17     Indemnification....................................................................................39
         5.18     No Actions Inconsistent With Tax-Free Reorganization...............................................39
         5.19     Form S-8...........................................................................................40
         5.20     Affiliate Status...................................................................................40
         5.21     Termination of Rights Agreement....................................................................40
         5.22     Additional Documents and Further Assurances........................................................40
         5.23     Termination of 401(k) Plan.........................................................................40
         5.24     Termination of Consulting Agreements...............................................................40
         5.25     Tax Consequences...................................................................................40

ARTICLE VI CONDITIONS TO THE MERGER..................................................................................41

         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................41
         6.2      Additional Conditions to Obligations of the Company................................................41
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub..................................42

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.......................................................44

         7.1      Survival of Representations and Warranties.........................................................44
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                                TABLE OF CONTENTS
                                   (CONTINUED)



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         7.2      Escrow Arrangements................................................................................44

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................50

         8.1      Termination........................................................................................50
         8.2      Effect of Termination..............................................................................52
         8.3      Amendment..........................................................................................52
         8.4      Extension; Waiver..................................................................................52

ARTICLE IX GENERAL PROVISIONS........................................................................................52

         9.1      Notices............................................................................................52
         9.2      Interpretation.....................................................................................54
         9.3      Counterparts.......................................................................................54
         9.4      Entire Agreement; Assignment.......................................................................54
         9.5      Severability.......................................................................................54
         9.6      Other Remedies.....................................................................................54
         9.7      Governing Law......................................................................................55
         9.8      Rules of Construction..............................................................................55
         9.9      Specific Performance...............................................................................55
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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of January 10, 2000 by and among Cypress Semiconductor Corporation, a Delaware corporation ("Parent"), CE Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Galvantech, Inc., a California corporation (the "Company"), U.S. Bank Trust, N.A. (the "Escrow Agent") and Dr. Tsu-Wei Frank Lee (the "Securityholder Agent") (the Escrow Agent and the Securityholder Agent being signatories with respect to Article VII hereof only).


                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be converted into shares of voting Common Stock of Parent ("Parent Common Stock") and options, warrants or rights to acquire or receive shares of Parent Common Stock, respectively.

         C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

         D. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         E. It is further intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

         F. As a material inducement for Parent to consummate the Merger, certain key employee-shareholders of the Company will enter into non-competition agreements substantially in the form attached hereto as either Exhibit A-1, Exhibit A-2 or Exhibit A-3 (collectively, the "Non-Competition Agreements") with Parent, each of which shall become effective as of the Effective Time (as defined herein).

         G. In addition, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the



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Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit B (the "Voting Agreements").

         H. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("California Law"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger in such form as shall be agreed upon by Parent, Merger Sub and the Company (the "Agreement of Merger") with the Secretary of State of the State of California, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Articles of Incorporation; Bylaws.

             (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with California Law ("California Law") and as provided in such Articles of Incorporation; provided, however, that at the Effective Time,
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Galvantech, Inc."

             (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with California Law and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of California Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

         1.6 Merger Consideration.

             (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             "Aggregate Share Number" shall mean 3,630,000; provided, that if the average closing price of a share of Parent Common Stock for the five trading days prior to the Effective Time, as reported on the New York Stock Exchange (the "5-Day Average Price") is less than $27.00, then the Aggregate Share Number shall mean $98,000,000 divided by the 5-Day Average Price, but in no event shall the Aggregate Share Number be greater than 4,000,000; provided further, that if the 5-Day Average Price is greater than $30.00, then the Aggregate Share Number shall mean $108,900,000 divided by the 5-Day Average Price, but in no event shall the Aggregate Share Number be less than 3,260,000.

             "Company Capital Stock" shall mean shares of Company Common Stock, Company Preferred Stock and any shares of other capital stock of Company.

             "Company Common Stock" shall mean shares of common stock of Company.

             "Company Convertible Securities" shall mean the Company Options and other rights (other than Company Preferred Stock) to acquire or receive shares of Company Capital Stock.

             "Company Options" shall mean all issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by employees or directors of or consultants to Company (other than Company Preferred Stock).

             "Company Preferred Stock" shall mean shares of Company Series A Preferred Stock, Company Series B Preferred Stock, and Company Series C Preferred Stock.

             "Company Series A Preferred Stock" shall mean shares of Series A Preferred Stock of Company.

             "Company Series B Preferred Stock" shall mean shares of Series B Preferred Stock of Company.

             "Company Series C Preferred Stock" shall mean shares of Series C Preferred Stock of Company.

             "Company Shareholders" shall mean holders of any shares of Company Capital Stock immediately prior to the Effective Time.

             "Escrow Amount" shall mean that number of shares of Parent Common Stock equal to $5,000,000 divided by the 5-day Average Price.

             "Merger Consideration" shall mean the Preferential Consideration together with the Remaining Consideration.

             "Option Exchange Ratio" shall mean (x) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Aggregate Share Number by (ii) the Total Outstanding Shares (with the result rounded to four decimal places).

             "Remaining Consideration" shall mean the number of shares of Parent Common Stock equal to the Aggregate Share Number less the Preferred Consideration (as defined below).

             "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, except shares to be cancelled pursuant to Section 1.6(b)(viii) below, but including Company Common Stock issuable upon the exercise of Company Options plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise of or conversion of all Company Convertible Securities and Company Preferred Stock outstanding, in all such cases immediately prior to the Effective Time.

             (b) Shares to be Issued; Effect on Capital Stock. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants or other rights to acquire Company Capital Stock shall be determined immediately prior to the Effective Time and shall be equal to the Aggregate Share Number; provided that such maximum number shall be adjusted to the extent required by Section 1.6(b)(vii) below. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any



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shares of the Company Capital Stock, each share of the Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in Section 1.8(c), as follows:

                 (i) Preferential Consideration. Prior and in preference to any distribution of the Remaining Consideration to holders of Company Common Stock, the holders of Company Series A Preferred Stock, Company Series B Preferred Stock, and Company Series C Preferred Stock shall be entitled to receive the following:

                     (1) Prior and in preference to any distribution pursuant to paragraphs (2) or (3) below, each share of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive that number of shares of Parent Common Stock equal to the quotient of
(x) 4.50 divided by (y) the integer equal to the 5-Day Average Price (the "Per Share Series C Preferential Consideration"). The Per Share Series C Preferential Consideration multiplied by the sum of the number of shares of Company Series C Preferential Stock issued and outstanding immediately prior to the Effective Time is herein referred to as the "Series C Preferential Consideration." If the Aggregate Share Number is insufficient to permit the full payment of the Series C Preferential Consideration, then each share of Company Series C Preferred Stock shall be entitled to receive its pro rata share of the Aggregate Share Number.

                     (2) Prior and in preference to any distribution pursuant to paragraph (3) below, in the event that the Aggregate Share Number minus the Series C Preferential Consideration is greater than zero, each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive that number of shares of Parent Common Stock equal to the quotient of (x) 1.50 divided by (y) the integer equal to the 5-Day Average Price (the "Per Share Series B Preferential Consideration"). The Per Share Series B Preferential Consideration multiplied by the sum of the number of shares of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time is herein referred to as the "Series B Preferential Consideration." If the difference of the Aggregate Share Number minus the Series C Preferential Consideration is less than the Series B Preferential Consideration, then each share of Company Series B Preferred Stock shall be entitled to receive its pro rata share of such remaining Aggregate Share Number.

                     (3) In the event that the number of shares of Parent Common Stock equal to the Aggregate Share Number minus the Series C Preferential Consideration and Series B Preferential Consideration is greater than zero, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive that number of shares of Parent Common Stock equal to the quotient (x) .125 divided by (y) the integer equal to the 5-Day Average Price (the "Per Share Series A Preferential Consideration"). The Per Share Series A Preferential Consideration multiplied by the sum of the number of shares of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time is herein referred to as the "Series A Preferential Consideration." If the difference of the Aggregate Share Number minus the Series C Preferential Consideration and Series B Preferential Consideration is less than the Series A Preferential Consideration, then each share of Company Series A Preferred Stock shall be entitled to receive its pro rata share of such remaining Aggregate Share Number. Collectively, the Series C Preferential Consideration, Series B Preferential Consideration and Series A Preferential Consideration are herein referred to as "Preferential Consideration."

                 (ii) Remaining Consideration. After full payment of the Preferential Consideration pursuant to Section 1.6(b)(i), the Remaining Consideration shall be distributed as follows:

                      (1) Each holder of shares of Company Common Stock, issued and outstanding immediately prior to the Effective Time, shall be entitled to receive the number of shares of Parent Common Stock equal to (x) the Remaining Consideration multiplied by (y) a fraction, the numerator of which shall be the number of shares of Company Common Stock held by such holder immediately prior to the Effective Time, and the denominator of which shall be the Total Outstanding Shares less the number of shares of Company Common Stock issuable upon conversion of any Company Preferred Stock which has not been converted (with the result rounded to four decimal places).

In no event shall shares of Company Capital Stock be exchangeable for both Preferential Consideration and consideration under this Section 1.6(b)(ii).

                 (iii) Assumption of Company Options. At the Effective Time, each outstanding Company Option issued pursuant to Company's 1995 Equity Incentive Plan (the "Option Plan") or otherwise, whether vested or unvested, will be assumed by Parent in connection with the Merger. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent.

                 (iv) Option Status. It is the intention of the parties hereto that the Company Options assumed by Parent following the Closing pursuant to this Section 1.6 will, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code, to the extent any such Company Options qualified as incentive stock options immediately prior to the Effective Time.



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

                 (v) Withholding Taxes. Any number of shares of Parent Common Stock issuable pursuant to Section 1.6(b) shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of Company) in connection with the acquisition of capital stock upon the exercise of Company Options, the acceleration of vesting of any Company Capital Stock or Company Options, or the payment of a bonus, if any.

                 (vi) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, any fractional share (after aggregating all fractional shares of Parent Common Stock to be received by each holder) shall be rounded to the nearest whole share of Parent Common Stock (with .5 being rounded up); provided that if any holder would receive less than 500 shares of Parent Common Stock any such fractional shares shall be rounded up.

                 (vii) Adjustments to Parent Common Stock. The number of shares of Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock after the date hereof.

                 (viii) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by Parent, Merger Sub, Company or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

                 (ix) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.7 Dissenting Shares for Holders of Company Capital Stock.

             (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

             (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under California Law shall



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

effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section
1.6 (and be subject to the provisions of Section 7.2 hereof), without interest thereon, upon surrender of the certificate representing such shares.

             (c) Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of Company or offer to settle or settle any such demands.

         1.8 Surrender of Certificates.

             (a) Exchange Agent. The transfer agent of Parent (or another entity reasonably acceptable to Parent and the Company) shall serve as exchange agent (the "Exchange Agent") in the Merger.

             (b) Parent to Provide Parent Common Stock. Prior to the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable to Company Shareholders pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in Section 7.2(a) hereof) on behalf of the Company Shareholders. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be in proportion to the aggregate number of shares of Parent Common Stock each such Company Shareholder would otherwise be entitled to receive in the Merger (excluding any shares of Parent Common Stock issuable upon exercise of any assumed Company Options) by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

             (c) Exchange Procedures. As soon as practicable following the Closing, Parent shall cause to be mailed to each Company Shareholder (i) a letter of transmittal (which shall be in such form and contain such provisions as Parent and Company shall mutually agree and which shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6(b), shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing such shares of Parent Common Stock to which such Company Shareholder is entitled pursuant to Section 1.6(b) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.8(b) and Article 7 hereof) to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article
VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent as nominee for the Company Shareholders. Such shares shall be beneficially owned by the Company Shareholders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and other distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive any dividends or distributions payable pursuant to Section 1.8(d).

             (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of Parent Common Stock issued in exchange therefor, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

             (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered.

             (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the delivery by the holder thereof of an affidavit of that fact by the holder thereof containing customary indemnification provisions certificates representing whole shares of Parent Common Stock issued in exchange for such lost, stolen or destroyed Certificates.

             (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or

Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

             (h) No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Parent of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article I.

             (i) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As of the date hereof and as of the Closing Date, the Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter (referencing the appropriate section number or as otherwise may be obviously or clearly applicable to a reasonable person) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

         2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

         2.2 Company Capital Structure.

             (a) Except as set forth on Schedule 2.2(a), as of the date hereof, the authorized capital stock of the Company consists of 31,000,000 shares of authorized Common Stock, $0.00003 par value per share, of which 6,049,956 shares are issued and outstanding, and 10,000,000 shares of authorized Preferred Stock, $0.00003 par value per share, 2,400,003 of which are designated Series A Preferred Stock, of which 2,400,003 shares are issued and outstanding, 3,400,000 of which are designated Series B Preferred Stock, of which 3,333,333 shares are issued and outstanding, and 4,100,000 of which are designated Series C Preferred Stock, of which 3,244,326 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Company Preferred Stock in connection with or arising from the Merger are as set forth in the Articles of Incorporation of the Company or as provided under California Law.

             (b) Except as set forth on Schedule 2.2(b), as of the date of this Agreement, the Company has reserved 3,660,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 1,246,481 shares are subject to outstanding, unexercised options and 1,138,437 shares remain available for future grant. The Company has reserved no shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan. The Company has no outstanding warrant to purchase capital stock of the Company. Schedule 2.2(b) sets forth for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights to notice will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock. Except as contemplated by this Agreement or set forth in Schedule 2.2(b) there are no rights agreements, no voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

         2.3 Subsidiaries. The Company does not have and has never had any subsidiaries other than Modern Video Technologies, a California corporation, Modern Video Systems, Inc., a California corporation, and Galvant (BVI), Inc., a British Virgin Islands corporation (collectively, the "Subsidiaries"), and expects that Weida Technology, Inc., a Taiwanese corporation, may become a subsidiary of the Company prior to Closing, and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger, the Agreement of Merger and this Agreement is the holders of a majority of the Preferred Stock, each Series of Preferred Stock voting as a separate class, and the holders of a majority of the Common Stock, voting as a separate class. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger, the Agreement of Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) the filing of such notices and the expiration of such waiting periods as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4, and (v) where the failure to obtain such consents, waivers, approvals and orders or authorizations of, or make such registration, declaration or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's unaudited balance sheet as of September 26, 1999 (the "Balance Sheet") and the related unaudited income statement and cash flows for the six-month period then ended and the Company's unaudited balance sheet as of March 31, 1999 and the related unaudited income statement and cash flow for the fiscal year then ended (collectively, the "Company Financials"). The Company Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, except that the unaudited Company Financials do not contain any footnotes. The Company Financials present fairly the financial condition and operating results of the

Company as of the dates and during the periods indicated therein, subject in the case of interim Company Financials to normal year-end adjustments which will not be material in amount.

         2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other of a nature whether or not required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate are material to the business, results of operations or financial condition of the Company that, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices.

         2.7 No Changes. Except as set forth in Schedule 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

             (a) Material transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

             (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

             (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $50,000;

             (d) destruction of, material damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

             (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

             (f) event or condition that has or would be reasonably expected to have a Material Adverse Effect on the Company;

             (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

             (h) revaluation by the Company of any of its assets;

             (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

             (j) increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except in the ordinary course of business or as otherwise contemplated by this Agreement;

             (k) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business consistent with past practices;

             (l) amendment or termination (other than pursuant to its terms) of any material contract, agreement or license to which the Company is a party or by which it is bound other than in the ordinary course of business;

             (m) loan by the Company to any person or entity, incurring by the Company of any material indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

             (n) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, except in the ordinary course of business;

             (o) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities except for the issuance of Company Common Stock upon the exercise of stock options;

             (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.11) to the Company other than in the ordinary course of business; or

             (q) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.8 Tax and Other Returns and Reports.

             (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

             (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                 (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports

("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations (except such Returns which are not material to the Company) and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                 (ii) The Company as of the Effective Time: (A) will have paid all Taxes it is required to pay and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                 (iii) There is no Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                 (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                 (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                 (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

                 (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                 (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                 (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                 (xii) Except as set forth on Schedule 2.8(xii), the Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                 (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                 (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

         2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of the Company's business. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.10 Title to Properties; Absence of Liens and Encumbrances.

              (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and to the knowledge of the Company there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

              (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         2.11 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

         "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to Company or any of its Subsidiaries.

         "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

         "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

              (a) Schedule 2.11(a) is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

              (b) Schedule 2.11(b) is a complete and accurate list (by name and version number) of all products or service offerings (including related software) of the Company or any of its Subsidiaries ("COMPANY PRODUCTS") that have been distributed or provided since the date of incorporation of the Company or which the Company or any of its Subsidiaries intends to distribute or provide in the future, including any products or service offerings currently under development.

              (c) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property.

              (d) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

              (e) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting and maintaining such Company Registered Intellectual Property.

              (f) Schedule 2.11(f) is a complete and accurate list of all actions that are required to be taken by the Company within ninety (90) days of the date hereof with respect to any of the foregoing Company Registered Intellectual Property.

              (g) Company or its subsidiaries owns and has good and exclusive title to each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing:
(i) Company or its subsidiaries is the exclusive owner of all trademarks and trade names (other than trademarks and trade names licensed to the Company) used in connection with the operation or conduct of the business of Company and its Subsidiaries, including the sale, distribution or provision of any Company Products by Company or its Subsidiaries; (ii) Company or its subsidiaries owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its Subsidiaries otherwise purports to own.

              (h) Except as set forth on Schedule 2.11(h), all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation without restriction and without payment of any kind to any third party other than off-the-shelf commercial software.

              (i) To the extent that any technology, software or material Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company or its subsidiaries has a written agreement with such third party with respect thereto and Company or its subsidiaries thereby either (i) has obtained ownership of, and is the exclusive owner of, or
(ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

              (j) Except as set forth on Schedule 2.11(j) and with exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

                  (k) All employees of the Company have entered into valid and binding written agreements with the Company sufficient to vest title in the Company of all Intellectual Property created by such employee in the scope of his or her employment with the Company.

              (l) Except as set forth on Schedule 2.11(l), no person who has licensed any Intellectual Property to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property.

              (m) Neither Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party, or permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

              (n) Schedule 2.11(n) lists all material contracts, licenses and agreements to which Company or any of its Subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

              (o) All contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company or any of its Subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its Subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation and its subsidiaries will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay.

              (p) Except as set forth on Schedule 2.11(p), neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in: (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them; (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses; or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

              (q) The operation of the business of the Company as it currently is conducted or, to the knowledge of the Company, is contemplated to be conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the Company Products (including products, technology or services currently under development) does not and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

              (r) Except as set forth on Schedule 2.11(r), the Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and, to the knowledge of the Company, as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

              (s) Neither Company nor any of its Subsidiaries has received notice from any third party that the operation of the business of Company or any of its Subsidiaries or any act, product or service of Company or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

              (t) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

              (u) Company and each of its Subsidiaries has taken reasonable steps for companies of similar size and in similar businesses to protect Company's and its Subsidiaries' rights in Company's material confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Company or any of its Subsidiaries, and, without limiting the foregoing, each of Company and its Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

              (v) The Company has a Y2K compliance program with respect to its products designed to ensure that they (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"); and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. The Company has polled its material vendors with respect to their Y2K compliance and is not aware of any noncompliance which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

         2.12 Agreements, Contracts and Commitments.

              (a) Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                  (i) any collective bargaining agreements,

                  (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                  (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                  (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

                  (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                  (vi) any fidelity or surety bond or completion bond,

                  (vii) any lease of personal property having a value individually in excess of $100,000,

                  (viii) any agreement of indemnification or guaranty,

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000,

                  (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                  (xiii) any purchase order or contract for the purchase of raw materials involving $100,000 or more to be incurred by the Company following the date of this Agreement,

                  (xiv) any construction contracts,

                  (xv) any distribution, joint marketing or development agreement,

                  (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                  (xvii) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty
(30) days.

              (b) To the knowledge of the Company, except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(g) (any such agreement, contract or commitment, a

"Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

              (c) Except as set forth on Schedule 2.12(c), the Company is not a party to a Distributor Agreement or Representation Agreement with terms different than the terms set forth in the forms of Galvantech, Inc. Distributor Agreement and Galvantech Representation Contract provided to Parent prior to the date of this Agreement.

         2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, no officer or director of the Company (nor, to the knowledge of the Company, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(g); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

         2.14 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation the violation of which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

         2.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors in their respective capacities as such by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the knowledge of the Company, no governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

         2.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.17 Minute Books. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

         2.18 Environmental Matters.

              (a) Hazardous Material. The Company has not operated any underground storage tanks, and has no knowledge of the existence during the period of its ownership, operation, occupation or leasehold, of any underground storage tank at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any applicable federal, state or local law to be a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde (a "Hazardous Material"). To the Company's knowledge, no Hazardous Materials are present as a result of the actions or omissions of the Company, or, as a result of any actions of any third party or otherwise, in, on or under any property that the Company has at any time owned, operated, occupied or leased, including the land and the improvements, ground water and surface water thereof.

              (b) Hazardous Materials Activities. To its knowledge, the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

              (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

         2.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 2.19 also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.20 Employee Matters and Benefit Plans.

              (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                  (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended;

                  (iii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has any liability or obligation;

                  (iv) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                  (v) "DOL" shall mean the Department of Labor;

                  (vi) "Employee" shall mean any current employee, consultant or director of the Company or any Affiliate;

                  (vii) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                  (viii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                  (x) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                  (xi) "IRS" shall mean the Internal Revenue Service;

                  (xii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                  (xiii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

              (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employee Agreement.

              (c) Documents. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan, International Employee Plan, and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, filed under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) samples of all COBRA forms and related notices (or such forms and notices as required under comparable law); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

              (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) to the knowledge of the Company, no "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) to the knowledge of the Company, neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

              (e) Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

              (f) Multiemployer and Multiple Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, as described in Section 413(c) of the Code.

              (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.20(g), no Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

              (h) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

              (i) Effect of Transaction.

                  (i) Except as set forth on Schedule 2.20(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) Except as set forth on Schedule 2.20(i), no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

              (j) Employment Matters. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the knowledge of the Company there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

              (k) Labor. No work stoppage or labor strike against the Company is pending, or to the knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.20(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.20(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

              (l) International Employee Plan. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

         2.21 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         As of the date hereof and as of the Closing Date, Parent and Merger Sub represent and warrant to the Company as follows:

         3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub as a whole. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws or Parent and Articles of Incorporation and Bylaws of Merger Sub, as amended to date, to the Company.

         3.2 Authority. Each of Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement and the Agreement of Merger have been duly executed and delivered by Parent and Merger Sub and constitute the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their terms. The execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent and Merger Sub or its properties or assets, except for any such Conflicts that would not, individually or in the aggregate, have a Material Adverse Effect on the Parent or Merger Sub. No material consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the filing of the Agreement of Merger with the California Secretary of State, (B) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (C) the filing of such notices and the expiration of such waiting periods as required by the HSR Act, (D) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.2 and (E) where the failure to obtain such consents, waivers, approvals and orders or authorizations of, or make such registration, declaration or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         3.3 Capital Structure.

             (a) The authorized stock of Parent consists of 250,000,000 shares of Common Stock, of which 111,198,700 shares were issued and outstanding as of January 6, 2000, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

             (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or Merger Sub or any agreement to which Parent or Merger Sub is a party or is bound. The shares of Parent Common Stock issued by Parent in the Merger shall be issued in compliance with applicable federal and state securities laws, be freely transferable by the Company Shareholders, and such shares shall not be legended, except that the shares issued to affiliates of the Company shall be subject to certain restrictions on transfer pursuant to the Securities Act of 1933, as amended, and pursuant to Section 5.12 hereof and those affiliate agreements to be entered into between each such affiliate and Parent prior to Closing (the "Company Affiliate Agreements"), and such shares may be legended to such effect.

         3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") for the prior three (3) years, all in the form so filed, including the exhibits thereto (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

         3.5 No Material Adverse Change. Since the date of the balance sheet included in the Parent's report on Form 10-Q filed November 17, 1999, there has not occurred: (a) any Parent Material Adverse Effect; or (b) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent.

         3.6 Litigation. There is no action, suit or proceeding, pending or, to Parent's knowledge, threatened as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. To Parent's knowledge, there is no claim, arbitration or investigation pending or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         3.7 Information Supplied. The information supplied by Parent and Merger Sub specifically for inclusion in any California Permit application shall not at the time of the Company shareholders' meeting or at the time such Permit Application is filed with the California Department of Corporations, is amended or supplemented, and is approved by the Department of Corporations contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent or Merger Sub specifically for inclusion in any proxy or information statement to be sent to the Company Shareholders shall not, on the date such proxy or information statement is first mailed to the Company Shareholders and at the time of the meeting the Company Shareholders held to vote on the approval of this Agreement and the transactions contemplated hereby (or on the date of any written consent with respect thereto), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for the approval of this Agreement and the transactions contemplated hereby, which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representations or warranties with respect to any information supplied by the Company which is contained in any of the foregoing documents.


                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement or required by law, or set forth in Schedule 4.1, the Company shall not, without the prior written consent of Parent:

             (a) Enter into any commitment, activity or transaction not in the ordinary course of business;

             (b) Transfer to any person or entity any rights to any Company Intellectual Property (other than pursuant to end-user licenses in the ordinary course of business) or enter into any agreement with respect to Company Intellectual Property with any person or entity other than in the ordinary course of business consistent with past practice;

             (c) Terminate any employees other than for cause or encourage any employees to resign from the Company;

             (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

             (e) Commence or settle any litigation in an amount in the aggregate in excess of $50,000;

             (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, (ii) conversion of Company Preferred Stock and (iii) exercises or conversion of Company Convertible Securities;

             (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Warrants, issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for (i) issuances of Company Capital Stock upon the exercise thereof or upon exercise or conversion of Company Convertible Securities or Company Preferred Stock outstanding as of the date of this Agreement and (ii) issuances of Company Options in the ordinary course of business consistent with past practice;

             (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

             (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

             (j) Sell, lease, license or otherwise dispose of any of the assets or properties of Company which are not Company Intellectual Property other than in the ordinary course of business and consistent with past practices, including but not limited to the performance of obligations under contractual arrangements listed on the Company Schedules existing as of the date hereof, or create any security interest in such assets or properties;

             (k) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

                  (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, except payments made pursuant to standard written agreements outstanding as of the date hereof and disclosed on Schedule 4.1(l), or increase in the salary or other compensation payable or to become payable by Company to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by Company of a bonus or other additional salary or compensation to any such person, or adopt or amend any employee benefit plan or enter into any employment contract;

             (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

             (n) Take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock other than as required by existing agreements outstanding on the date hereof;

             (o) Pay, discharge or satisfy, in an amount in excess of $50,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

             (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (q) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

             (r) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

             (s) Waive or commit to waive any rights with a value in excess of $50,000 (in the aggregate);

             (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

             (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

             (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its Subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its Subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its Subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its Subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this Section 4.2) shall be deemed to be a violation of this Section 4.2.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Fairness Hearing; Shareholder Approval.

             (a) As soon as reasonably practicable following the execution of this Agreement, Parent and Company shall prepare the necessary documents and Parent shall apply to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Commissioner) pursuant to Section 25121 of the California Corporate Securities

Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Company and Parent will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practical after the date of this Agreement, Parent and Company shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement.

             (b) As promptly as practicable after the receipt of a California Permit, the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to terminate the First Amended and Restated Rights Agreement dated September 11, 1997 between the Company and certain of its stockholders (the "Rights Agreement") to terminate prior to Closing, and to enable the Closing to occur as promptly as practicable and, in any event, within 45 days following the date hereof. The materials submitted to the Company's shareholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement, and the transactions contemplated hereby.

         5.2 Restrictions on Transfer. All certificates representing Parent Common Stock deliverable to any shareholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) also shall bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any federal, state, local or foreign law governing such securities; provided that in the event that the Commissioner of Corporations of the State of California shall require that any such certificate shall bear a legend which has the effect of restricting transfer of such certificate (in any event, other than a legend with respect to Rule 145 promulgated under the Securities Act ("Rule 145") or such legend as may be required pursuant to the Company Affiliate Agreements or Section 5.12 hereof) Parent shall prepare and file with the Securities and Exchange Commission and shall use its commercially reasonable efforts to cause to become effective, at such time as the holders thereof would otherwise be able to sell such securities in compliance with applicable provisions applicable to pooling-of-interests treatment of the Merger, a Registration Statement on Form S-3 permitting the sale by the shareholders of the Company which acquire Parent Company Stock as a result of the Merger, and to maintain the effectiveness of such registration until the earlier of (a) a period of two years has elapsed or (b) such time as the holders of such certificates can sell the shares of Parent Company Stock in any three month period.

         5.3 Access to Information. Each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4 Confidentiality. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or
(f) which is disclosed in the course of any litigation between any of the parties hereto.

         5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall, subject to
Section 7.2(k), be the obligation of the respective party incurring such fees and expenses.

         5.6 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the New York Stock Exchange, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

         5.7 Consents. The Company shall promptly apply for or otherwise seek and use its best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger including all consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company thereunder.

         5.8 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, such that the conditions set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.11 Pooling Accounting. Parent and the Company shall each use its reasonable best efforts to cause the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its reasonable best efforts to cause the Company Affiliates (as defined in Section 5.12) not to take any action that would adversely affect the ability of Parent to account for the Merger or a pooling of interests.

         5.12 Affiliate Agreements. Schedule 5.12 sets forth those persons who, in the Company's reasonable judgment and knowledge, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Company Affiliate"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of the Company Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit C. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

         5.13 Employee Compensation. Each person who was an employee of the Company immediately prior to the Effective Time, shall be, at the Effective Time, an at-will employee of Parent or the Surviving Corporation, to the extent permitted by applicable law; provided that each employee employed in the United States shall provide proof of the right to work in the United States. Each employee of the Company who remains an employee of Parent or the Surviving Corporation after the Effective Time shall be eligible, upon completion of Parent's standard employee background and reference check, to receive salary and benefits (such as medical benefits, bonuses, 401(k) and stock options) consistent with Parent's standard human resource policies.

         5.14 New York Stock Exchange Listing. Parent agrees to authorize for listing on the New York Stock Exchange the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         5.15 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable premerger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

         5.16 Non-Competition Agreements. On or before the Closing, the Company will use its best efforts to cause the employees listed on Schedule 5.16 to execute a Non-Competition Agreement in the form set forth as either Exhibit A-1, Exhibit A-2, or Exhibit A-3, as indicated on Schedule 5.16.

         5.17 Indemnification. From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to indemnification agreements between the Company and its directors and officers existing prior to the date hereof. The Surviving Corporation and Parent shall (i) assume as of the Effective Time all obligations of the Company pursuant to the Company's Articles of Incorporation, Bylaws and indemnification agreements as they are in effect on the date hereof and (ii) pay all amounts that become due and payable under such provisions. This
Section 5.17 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the indemnified parties. For purposes of clarity, the parties acknowledge and agree that any such amounts that the Surviving Corporation or Parent shall pay pursuant to this
Section 5.17 shall constitute a Loss (as defined below) as to which Parent shall be entitled to indemnification under Article VII hereof.

         5.18 No Actions Inconsistent With Tax-Free Reorganization. Parent, Merger Sub and the Company shall (and, following the Effective Time, Parent shall cause the Company to) take no action that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         5.19 Form S-8. Parent agrees to file, if available for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as possible, but in no event more than 30 days after the Effective Time.

         5.20 Affiliate Status. Parents hereby acknowledges and agrees that based solely on his stock ownership in Parent immediately following the Merger, Parent will not regard Dr. Frank Lee as an "affiliate" of Parent for the purposes of Rule 144 or Rule 145(d) promulgated under the Securities Act of 1933, as amended.

         5.21 Termination of Rights Agreement. The Company shall use its commercially reasonable efforts to cause the Rights Agreement to terminate and be of no further force or effect prior to Closing.

         5.22 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.23 Termination of 401(k) Plan. The Company agrees to terminate its 401(k) plan immediately prior to Closing, unless Parent, in its sole and absolute discretion agrees to sponsor and maintain such plan by providing the Company with notice of such election as least ten (10) days before the Effective Time.

         5.24 Termination of Consulting Agreements. The Company agrees to terminate any consulting agreement to which it is a party and pursuant to which the other party to such agreement provides consulting services to the Company, other than the consulting agreement between the Company and Steve Ou, dated July 16, 1999, effective as of immediately after the Closing (provided that all obligations through the Closing shall remain in full force and effect), and to obtain full releases of liability in connection with such agreements; provided, that all provisions of such consulting agreements relating to confidentiality and invention assignment shall not be terminated and shall survive the termination of such agreements.

         5.25 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. Parent shall, and shall cause the Surviving Corporation to, report to the extent required by the Code or the Treasury Regulations thereunder, the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

             (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

             (b) California Permit. The Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing for such purpose, and shall have issued a California Permit.

             (c) No Injunctions or Restraints; Illegality; HSR Act. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect. All waiting periods under the HSR Act shall have expired or been terminated early.

             (d) Tax Opinions. The Company and Parent shall each have received written opinions from their respective counsel, Orrick, Herrington & Sutcliffe LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code; provided, however, that if the counsel to either the Company or Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to execute and deliver Tax Representation Letters in a customary form to such counsel for the purposes of rendering such opinions.

         6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

             (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

             (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

             (c) No Material Adverse Changes or Effect. Since the date of this Agreement, there shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent.

             (d) Legal Opinion. At or prior to the Closing, Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall execute and deliver to the Company a legal opinion in the form of Exhibit D hereto.

             (e) Secretary's Certificate. Each of Parent and Merger Sub shall have delivered to the Company a copy of (i) the text of the resolutions adopted by the Board of Directors of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement and the Agreement of Merger and the consummation of all of the transactions contemplated by this Agreement and the Agreement of Merger and (ii) the certificates of incorporation and bylaws of Parent and Merger Sub, along with certificates executed on behalf of each of Parent and Merger Sub by such entity's corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions, certificate of incorporation and bylaws, respectively, and that such resolutions, certificate of incorporation and bylaws were duly adopted and have not been amended or rescinded.

         6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

             (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company;

             (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

             (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

             (d) Legal Opinion. Parent shall have received a legal opinion from Orrick, Herrington & Sutcliffe LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit E.

             (e) Affiliate Agreements. Each of the parties identified by the Company as being a Company Affiliate shall have delivered to Parent an executed Affiliate Agreement in the form of Exhibit C, which shall be in full force and effect.

             (f) Non-Competition Agreements. Each of the persons listed on
Schedule 5.16 shall be an employee of the Company as of immediately prior to the Closing and shall have executed and delivered to Parent a Non-Competition Agreement in substantially the form of Exhibit A-1, Exhibit A-2, or Exhibit A-3, as appropriate, and all of the Non-Competition Agreements shall be in full force and effect.

             (g) Letter from Independent Accountants. Parent shall have received a letter from PricewaterhouseCoopers regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement. Such letter shall be in form and substance satisfactory to Parent (it being understood that the Company shall use its reasonable best efforts to have such letter provided).

             (h) No Dissenters. Holders of at least 91% of the Company Capital Stock, including not less than a majority of the outstanding Company Common Stock and not less than a majority of the outstanding Company Preferred Stock, shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby, and holders of more than 9% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

             (i) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition, or results of operations of the Company.

             (j) Product Development. The Company shall have achieved the milestones on Device A and at least two of the three devices including Device B, Device C, and Device D, listed on Schedule 6.3(j), prior to Closing.

             (k) Secretary's Certificate. The Company shall have delivered to Parent a copy of (i) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of all of the transactions contemplated by this Agreement and the Articles of Merger, (ii) the text of the resolutions adopted by the shareholders of the Company approving and adopting this Agreement and the Merger and (iii) the articles of incorporation and bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions, articles of incorporation and bylaws, respectively, and that such resolutions, articles of incorporation and bylaws were duly adopted and have not been amended or rescinded.

             (l) (i) The transaction(s) by which the Company shall have purchased all of the issued and outstanding capital stock of Weida Technology Inc. (other than those shares held by persons as nominees for and on behalf of the Company in order to satisfy local ownership requirements in Taiwan) shall have closed; and (ii) the shareholders of Weida Technology Inc. immediately prior to the transaction(s) contemplated in the foregoing clause (i) shall have purchased 200,000 shares of the Series C Preferred Stock of the Company for an aggregate purchase price of $900,000 and the Company shall have received such amount.


                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date"); provided, however, that the representations and warranties set forth in Section 2.8 shall survive the Merger and continue until the applicable statute of limitations period shall have expired and the representations and warranties set forth in
Section 2.11 shall survive the Merger and continue indefinitely.

         7.2 Escrow Arrangements.

             (a) Escrow Fund. At the Effective Time, the Company Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Shareholder, will be deposited with U.S. Bank Trust, N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $250,000, have been delivered to the Escrow Agent as provided in paragraph (e); provided that no claim for Losses with respect to a single breach or failure to comply or perform in an amount less than $10,000 shall be delivered by Parent to the Escrow Agent or otherwise claimed by Parent. Once the aggregate amount of Losses claimed by Parent against the Escrow as to which there are no unresolved objections under Section 7.2(e) exceeds $250,000, Parent may recover from the Escrow Fund the total of such Losses.

             (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.8(b).

             (c) Protection of Escrow Fund.

                 (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                 (iii) Each Company Shareholder shall be shown as the record owner on the Parent's books and records and shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

             (d) Claims Upon Escrow Fund.

                 (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                 (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i) hereof, each such share of Parent Common Stock shall be valued at the average closing price of a share of Parent Common Stock for the five trading days prior to the date the Escrow Agent releases such share from the Escrow Fund in satisfaction of Parent's Losses.

             (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in Section 7.2(g)) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty
(30)-day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30)-day period.

             (f) Resolution of Conflicts; Arbitration.

                 (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the

Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                 (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association.

             (g) Securityholder Agent of the Shareholders; Power of Attorney.

                 (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Shareholder, Dr. Tsu-Wei Frank Lee shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Company Shareholder (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law), for and on behalf of the Company Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Shareholders.

                 (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

             (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

             (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its reasonable discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to and in the amount of such settlement.

             (j) Escrow Agent's Duties.

                 (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                 (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                 (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

             (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

             (l) Exclusive Remedy. Except as provided in the following sentence, resort to the Escrow Fund shall be the exclusive right and remedy of Parent for breaches of the representations, warranties, covenants and agreements of the Company contained herein, or any claims, demand, actions or other causes of action brought against the Company and its shareholders, officers or directors. Notwithstanding the foregoing, the existence of this Article VII and the rights and restrictions set forth herein do not limit any other potential remedies of Parent with respect to any fraudulent breach by the Company or its officers or directors of the representations, warranties or covenants of the Company contained in this Agreement.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

             (a) by mutual consent of the Company and Parent;

             (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on February 25, 2000 (the "End Date"); provided that if but for the satisfaction of the condition to Closing set forth in Section 6.1(b) or the condition to Closing with respect to the expiration of the HSR Act waiting period in Section 6.1(c), the parties would be able to effect the Closing (it being understood that the condition to closing set forth in Section 6.1(a) is contingent upon the satisfaction of that set forth in
Section 6.1(b)), such date shall be automatically extended to March 31, 2000 if, in the case of Section 6.1(b) the California Permit has been filed and is pending or, in the case of Section 6.1(c) the HSR filings have been filed and are pending; provided further that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

             (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

             (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which breach has a Material Adverse Effect on Company, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company within 30 days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within 30 days (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement);

             (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement which breach has a Material Adverse Effect on Parent, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent within 30 days through the exercise of its reasonable best efforts, then for so long as Parent continues to exercise such reasonable best efforts the Company may not terminate this agreement under this Section 8.1(e) unless such breach is not cured within 30 days (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement).

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that the provisions of Sections 5.4, 5.5 and 5.6 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)  if to Parent or Merger Sub, to:

                  Cypress Semiconductor Corporation
                  3901 North First Street
                  San Jose, CA  95134
                  Attention: Chief Executive Officer
                  Telephone No.: (408) 943-2600
                  Facsimile No.: (408) 943-6822
                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                  Palo Alto, California 94304
                  Attention:  Larry W. Sonsini, Esq.
                              Peter H. Bergman, Esq.
                  Telephone No.:  (650) 493-9300
                  Facsimile No.:  (650) 493-6811

             (b)  if to the Company, to:

                  Galvantech, Inc.
                  3080 Oakmead Village Drive
                  Santa Clara, CA  95051
                  Attention:  Dr. Frank Lee
                  Telephone No.: (408) 566-0688
                  Facsimile No.: (408) 566-0699

                  with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  1020 Marsh Road
                  Menlo Park, CA  94025
                  Attention:  Peter Cohn, Esq.
                  Telephone No.:   (650) 614-7400
                  Facsimile No.:   (650) 614-7401

             (c)  if to the Securityholder Agent:

                   Dr. Tsu-Wei Frank Lee
                   15997 Grandview Ave.
                   Monte Sereno, CA  95030

                   With a copy to:

                   Orrick, Herrington & Sutcliffe LLP
                   1020 Marsh Road
                   Menlo Park, CA  94025
                   Attention:  Peter Cohn, Esq.
                   Telephone No.: (650) 614-7400
                   Facsimile No.:   (650) 614-7401

             (d)  if to the Escrow Agent:

                   U.S. Bank Trust, N.A.
                   Escrow Services
                   One California Street, 4th Floor
                   San Francisco, CA  94111
                   Attention: Ann Gadsby
                   Telephone No.: (415) 273-4532
                   Facsimile No.: (415) 273-4593

         9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." As used herein, the term "Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of the specified entity. In addition, as used herein, the term "knowledge" shall mean, with respect to Company or Parent, what is within the actual knowledge of any of the officers of Company listed on Schedule 9.2(a) or Parent listed on Schedule 9.2(b), as the case may be. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.





                  (Remainder of page intentionally left blank.)

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company and, with respect to Article VII only, the Escrow Agent and the Securityholder Agent, and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


CYPRESS SEMICONDUCTOR                      GALVANTECH, INC.
CORPORATION


By:   /s/ T.J. Rodgers                     By:  /s/ Dr. Tsu-Wei Frank Lee
   --------------------------------           --------------------------------

Name: T.J. Rodgers                         Name: Dr. Tsu-Wei Frank Lee
     ------------------------------             ------------------------------

Title: President and Chief                 Title: President
       Executive Officer                         -----------------------------
      -----------------------------


SECURITYHOLDER AGENT:                      CE ACQUISITION CORPORATION


/s/ Dr. Tsu-Wei Frank Lee                  By:  /s/ Emmanuel Hernandez
----------------------------------            --------------------------------
Dr. Tsu-Wei Frank Lee
                                           Name:  Emmanuel Hernandez
                                                ------------------------------

                                           Title:  President
                                                 -----------------------------

ESCROW AGENT:

U.S. BANK TRUST, N.A.


By:   /s/ Ann Gadsby
   --------------------------------

Name: Ann Gadsby
     ------------------------------

Title:  Vice President
      -----------------------------




                         ***REORGANIZATION AGREEMENT***